March 24, 2016

Via Electronic Mail

Robert Deangelis, President, Secretary, Treasurer, and Director

Real Estate Contacts, Inc.

8955 U.S. Highway 301 N

Suite 192

Parrish, FL 34219

Cc: Diane Harrison

Harrison Law, P.A.

8955 U.S. Highway 301 N

Suite 203

Parrish, FL 34219

diane@harrisonlawpa.com

Re:

Deficiency Notice Pursuant to FINRA Rule 6490

Real Estate Contacts,Inc. (REAC) - Case No. CAS-40066-P5G105

Company-Related Notification Relating to Proposed 1:10,000 Reverse Stock Split

Dear Mr.Deangelis:

Pursuant to FINRA Rule 6490, FINRA's Department of Operations ("Department8) received your request to process documentation related to the above-referenced Company-Related Act ion for Real Estate Contacts, Inc. ("REAC"). This letter hereby notifies you that pursuant to FINRA Rule 6490(d), the Department has determined that such request is deficient and it is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets that documentation related to the above-referenced Company-Related Action will not be processed.

Specifically, the Department's deficiency determination is based on the following factors:

1.

As set forth in FINRA Rule 6490(d)(3)(3), FINRA has actual knowledge that the issuer, associated persons, officers, directors, transfer agent, legal adviser, promoters or other persons connected to the issuer or the Securities Exchange Act ("SEA") Rule 10b-17 Action or Other Company-Related Action are the subject of a pending, adjudicated or settled regulatory action or investigation by a federal, state or foreign regulatory agency, or a selfregulatory organization; or a civil or criminal action related to fraud or securities laws violations. Specifically:

•

FINRA has actual knowledge that REAC issued a convertible note to Typenex Co Investment, LLC ("Typenex"). Based on the Schedule 13G/A filed with the Securities

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20850-3329

Robert Deangelis, President, Secretary, Treasurer, and Director

Real Estate Contacts, Inc.

Case No. CAS-40066-P5G105

and Exchange Commission ("SEC") on January 16, 2016 , "reporting person John M. Fife ("Fife") is the sole shareholder of reporting person JFV Holdings, Inc., which is the sole shareholder of reporting person Red Cliffs Investments Inc., which is the Manager of reporting person Typenex Co-Investment, LLC." "Typenex has rights, under a Convertible Promissory Note, to own an aggregate number of shares of the Issuer's common stock which, except for a contractual cap on the amount of outstanding shares of the Issuer's common stock that Typenex may own, would exceed such a cap. Typenex's ownership cap is 9.99% of the Issuers outstanding shares. Thus, the number of shares of the Issuer's common stock beneficially owned by Typenex as of the date of the SC 13G/A filing was 101,786,834 shares, whichis 9.99% of the 1,018,887,234 shares that were outstanding on that date (as reported in the Issuer's Form 10-Q filed on November 16, 2015)."

•

The Securities and Exchange Commission ("Commission") announced, in August 2007, a Final Judgment against Defendants Fife, a Chicago resident, and Clarion Management, LLC ("Clarion").The Final Judgment "permanently restrained and enjoined the defendants from future violations of the Section 1O(b) of the Securities Act of 1934 and Rule 1Ob-5 thereunder; required the Defendants, joi ntly and severally, to pay disgorgement in the amount of $234,399, plus prejudgment interest of $60,584; and additionally ordered Fife to pay a civil penalty of $234,399." The Commission's complaint, filed on January 18, 2007, "alleged that defendants engaged in a fraudulent scheme in 2002 and 2003 to purchase variable annuity contracts issued by the Lincoln NationalLife Insurance Company ("Lincoln") for Clarion Capital, LP ("Clarion Capital") in order to engage in market timing for the benefit of Clarion Capital,a now-dissolved Chicago hedge fund formed by Fife for the exclusive purpose of engaging in market timing in international mutual funds available through variable annuities." According to the complaint, Fife controlled both Clarion and Clarion Capital, and carried out the scheme through Clarion, the hedge fund's general partner and unregistered investment adviser. These tactics included using trusts and limited liability companies as nominee contract owners and beneficiaries to conceal Clarion Capital's financial interest in dozens of variable annuity contracts. The complaint further alleged that, through this deception, Fife and Clarion made hundreds of thousands of dollars in profits for themselves at the expense of the other shareholders in the mutual funds. [(See SEC Litigation Release No. 20250/August 21, 2007. SEC v. John Fife and Clarion Management, LLC, Civil Action No. 07-CV- 347 (N.D. Ill.)]

The above activity involving Fife, as a convertible note holder of REAC shares in the name of Typenex together with the SEC's 2007 Civil Action, has raised concerns for FINRA regarding the protection of investors and the transparency to the marketplace as it relates to the proposed corporate action request. As such, the Department has deemed REAC's corporate action submission to be deficient under FINRA rule 6490(d)(3)(3).

Robert Deangelis, President, Secretary, Treasurer, and Director

Real Estate Contacts, Inc.

Case No. CAS-40066-P5G105

Your Right to Appeal the Determination

As a result, the Department will cease processing documentation related to such Company Related Action and will make no announcement on the Daily List. Unless you request an appeal of the Department's determination in writing within seven (7) calendar days after service of this notice, your request will be closed.

In accordance with the procedures set forth in FINRA Rule 6490, you have the right to appeal the Department's determination by submitting a written Notice of Appeal via facsimile or electronic mail, within seven (7) calendar days after service of this notice. Appeals are considered by a three-member subcommittee ("Subcommittee") comprised of current or former industry members of FINRA's Uniform Practice Code Committee. Please include your Case No. on all submissions. The hearing request must be received by 5:00 pm Eastern Standard Time on March 31, 2016. The Notice of Appeal must be sent to:

FINRA

Operations, 2nd Floor

9509 Key West Avenue

Rockville, MD 20850

Fax: 202-303-3938

E-mail: UPChearings@finra.org and upcc.casefilings@finra.org

Your written Notice of Appeal must be accompanied by proof of payment of the non-refundable Action Determination Appeal Fee of $4,000.00 made payable to FINRA. Payment must be submitted in the following manner within seven (7) calendar days of this notice:

Bank Name: Bank of America

Bank Address: 100 West 33rn St. New York, NY 10001

ABA Number: 026009593

Account Name: FINRA Cash Concentration

Account Number: 226005684771

RFB or QBE as follows: CASE CAS-40066-P5G1 D5-Appeal

Swift: BOFAUS3N

Your Notice of Appeal must set forth with specificity any and all defenses to the Department's deficiency determination. An appeal to the Subcommittee will operate to stay the processing of the Company-Related Action (i.e., the requested company-related action will not be processed during the period that the Requesting Party's appeal is pending). You may submit any additional supporting written documentation, via facsimile, electronic mail or otherwise, up until the time the appeal is considered by the Subcommittee. The Subcommittee will consider the appeal based solely on the written documents submitted by you and FINRA.

Robert Deangelis, President, Secretary, Treasurer, and Director

Real Estate Contacts, Inc.

Case No. CAS-40066-P5G105

You will be notified of the date scheduled for the appeal. The Subcommittee will render a determination within three (3) business days following the day the appeal is considered by the Subcommittee. The Subcommittee's determination will constitute final action by FINRA.

If you fail to file a written request for an appeal within seven (7) calendar days after service of this notice by the Department, along with the required fees, the Department's determination shall constitute final action by FINRA.

If you have any questions, please contact FINRA Operations Department at 1-866-776-0800.

Very truly yours,

PATRICIA CASIMATES

Patricia Casimates

Vice President, FINRA Market Operations